Exhibit 99.1

THE PROSPERITY BANKING COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder, revoking any proxy previously given, hereby appoints Eddie Creamer and Cheryl Reese, and each of them with the power to act alone and with full power of substitution, the true and lawful attorneys and proxies to represent the undersigned and to vote, as designated below, all shares of common stock of The Prosperity Banking Company (the “Company”) which the undersigned would be entitled to vote at the Special Meeting of Shareholders of the Company to be held at             a.m., local time, on             , 2013, at the Company’s corporate headquarters, located at 100 Southpark Boulevard, St. Augustine, Florida 32086, and at any adjournments thereof, on all matters coming before said meeting.

1. To approve the Agreement and Plan of Merger dated as of May 1, 2013, by and between Ameris Bancorp and the Company as described in the accompanying Proxy Statement (the “Merger Agreement”).

For ☐	Against ☐	Abstain ☐

2. To approve any proposal of the Board of Directors to adjourn or postpone the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement.

For ☐	Against ☐	Abstain ☐

3. To vote upon such other matters as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, in accordance with the recommendation(s) of the Board of Directors.

For ☐	Against ☐	Abstain ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted in accordance with the recommendation of the Board of Directors.

PLEASE MARK, SIGN BELOW, DATE AND RETURN ON OR BEFORE , 2013 IN THE ENVELOPE FURNISHED
(Signature of Shareholder)

☐ Please check if you plan to attend the Special Meeting in person.
(Signature of Shareholder)

Date: , 2013
Indicate Number of Shares Owned

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by a duly authorized officer. If a partnership or other non-corporate entity, please sign in full entity name by an authorized person.